SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            VALENCE TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)


             DELAWARE                                           77-0214673
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                             Identification No.)

                     301 CONESTOGA WAY, HENDERSON, NEVADA           89015
                   (Address of Principal Executive Offices)       (Zip Code)

                 VALENCE TECHNOLOGY, INC. 2000 STOCK OPTION PLAN
                            (Full Title of the Plan)

                               STEPHAN B. GODEVAIS
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                                301 CONESTOGA WAY
                             HENDERSON, NEVADA 89015
                     (Name and Address of Agent for Service)

                                 (702) 558-1000
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                              JULIE M. KAUFER, ESQ.
                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                       2029 CENTURY PARK EAST, 24TH FLOOR
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 229-1000

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                         Proposed Maximum      Proposed Maximum
 Title of Securities to be        Amount to be          Offering Price Per    Aggregate Offering         Amount of
        Registered                 Registered                 Share                Price            Registration Fee
--------------------------     --------------------     ------------------    ------------------    ----------------
Common Stock (1)               1,206,582 Shares (2)          $5.57 (3)            $6,720,662            $1,680.17
Common Stock (1)                 168,352 Shares (2)          $5.00 (4)              $841,760              $210.44
Common Stock (1)                  48,566 Shares (2)         $21.59 (4)            $1,761,010              $440.25
Common Stock (1)                  13,000 Shares (2)         $3.125 (5)               $40,625               $10.16
Common Stock (1)                  50,000 Shares (2)          $5.12 (6)              $256,000               $64.00
Common Stock (1)                 700,000 Shares (2)          $6.52 (7)            $4,564,000            $1,141.00
Common Stock (1)                   3,000 Shares (2)          $8.55 (8)               $25,650                $6.41
Common Stock (1)                  50,000 Shares (2)         $10.10 (9)              $505,000              $126.25
Common Stock (1)                  15,500 Shares (2)          $8.30 (10)             $128,650               $32.16
Common Stock (1)                  20,000 Shares (2)          $7.52 (11)             $150,400               $37.60
Common Stock (1)                 225,000 Shares (2)          $7.18 (12)           $1,615,500              $403.88

Total                          2,500,000 Shares (2)                                                     $4,152.32
==========================    =====================     ==================    ==================    ================

(1)  Common Stock, $0.001 par value




(2) In the event of a stock split, stock dividend, or similar transaction involving the Registrant's common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The proposed maximum offering price per share of $5.57 is based on the average of the high ($5.76) and low price ($5.38) of the Common Stock on the Nasdaq National Market on July 26, 2001.
(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The proposed maximum offering price per share is based on the exercise prices of presently issued options to purchase 216,918 shares of Common Stock at exercise prices of $5.00 per share (168,352 shares) and $21.59 per share (48,566 shares), issued concurrently with the adoption of the Plan.
(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The proposed maximum offering price per share is based on the exercise prices of presently issued options to purchase 13,000 shares of Common Stock at an exercise price of $3.125 per share, issued on April 4, 2001.
(6) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The proposed maximum offering price per share is based on the exercise prices of presently issued options to purchase 50,000 shares of Common Stock at an exercise price of $5.12 per share, issued on April 16, 2001.
(7) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The proposed maximum offering price per share is based on the exercise prices of presently issued options to purchase 700,000 shares of Common Stock at an exercise price of $6.52 per share, issued on May 2, 2001.
(8) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The proposed maximum offering price per share is based on the exercise prices of presently issued options to purchase 3,000 shares of Common Stock at an exercise price of $8.55 per share, issued on May 17, 2001.
(9) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The proposed maximum offering price per share is based on the exercise prices of presently issued options to purchase 50,000 shares of Common Stock at an exercise price of $10.10 per share, issued on May 21, 2001.
(10) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The proposed maximum offering price per share is based on the exercise prices of presently issued options to purchase 15,500 shares of Common Stock at an exercise price of $8.30 per share, issued on May 29, 2001.
(11) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The proposed maximum offering price per share is based on the exercise prices of presently issued options to purchase 20,000 shares of Common Stock at an exercise price of $7.52 per share, issued on May 30, 2001.
(12) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The proposed maximum offering price per share is based on the exercise prices of presently issued options to purchase 225,000 shares of Common Stock at an exercise price of $7.18 per share, issued on June 4, 2001.

                                     PART I*

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "SEC") are incorporated herein by reference:

     (a) The Registrant's Annual Reports on Form 10-K for the fiscal years ended March 31, 2000, filed on June 29, 2000 and March 31, 2001, filed on July 2, 2001;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2000, filed on August 14, 2000, September 30, 2000, filed on November 14, 2000, and December 31, 2001, filed on February 14, 2001; the Registrant's Definitive Proxy Statement on Schedule 14A filed on March 2, 2001; and the Registrant's Current Reports on Form 8-K filed November 13, 2000, December 4, 2000, December 29, 2000, and February 28, 2001;

     (c) Description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act").

     (d) All documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     The securities to be offered are registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended ("Securities Act"). The Registrant's Bylaws also provide that the Registrant will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law.

     The Registrant's Restated Certificate of Incorporation (the "Restated Certificate") provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     The Registrant has entered into agreements with its directors and officers that require the Registrant to indemnify such persons to the fullest extent authorized or permitted by the provisions of the Restated Certificate and Delaware law against expenses, judgments, fines, settlements and other amounts actually and responsibly incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, officer, employee or other agent of the Registrant or any of its affiliated enterprise. Delaware law permits such indemnification, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. In addition, the Registrant maintains director and officer liability insurance which, subject to certain exceptions and limitations, insures directors and officers for any alleged breach of duty, neglect, error, misstatement, misleading statement, omission or act in their respective capacities as directors and officers of the Registrant.

     At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     5.1 Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. regarding validity of securities.

     10.1  Valence Technology, Inc. Stock Option Plan.*

     23.1  Consent of Deloitte & Touche LLP.

     23.2  Consent of PricewaterhouseCoopers LLP.

     23.3 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in exhibit 5.1).

     24.1 Power of Attorney (included as part of the signature page of this registration statement).

           * Incorporated by reference to Registrant's Definitive Proxy Statement dated January 28, 2000.


ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes as follows:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of the appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson, State of Nevada on this 30th day of July, 2001.

                                       VALENCE TECHNOLOGY, INC.
                                       (Registrant)

                                       By: /S/ STEPHAN B. GODEVAIS
                                          -----------------------------
                                          Stephan B. Godevais
                                          Chief Executive Officer and President




                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Stephen
B. Godevais, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign this registration statement and any or all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed below by the following persons in the capacities and on the date indicated.


           Signature                          Title                                        Date

                                   Chief Executive Officer, President and
/S/ STEPHAN B. GODEVAIS            Director (Principal Executive, Principal            July 30, 2001
-------------------------------    Financial and Principal Accounting Officer)
Stephan B. Godevais


/S/ LEV M. DAWSON
-------------------------------    Chairman of the Board of Directors                  July 30, 2001
Lev M. Dawson


/S/ CARL E. BERG                   Director                                            July 30, 2001
-------------------------------
Carl E. Berg


/S/ ALAN F. SHUGART                Director                                            July 30, 2001
-------------------------------
Alan F. Shugart


/S/ BERT C. ROBERTS, JR.           Director                                            July 30, 2001
-------------------------------
Bert C. Roberts, Jr.

                                  EXHIBIT INDEX


EXHIBIT NO.                EXHIBIT DESCRIPTION


5.1 Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. regarding validity of securities.

10.1   Valence Technology, Inc. Stock Option Plan.*

23.1   Consent of Deloitte & Touche LLP.

23.2   Consent of PricewaterhouseCoopers LLP.

23.3 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in exhibit 5.1).

24.1 Power of Attorney (included as part of the signature page of this registration statement).

       * Incorporated by reference to Registrant's Definitive Proxy Statement dated January 28, 2000.